Exhibit 10.4

LEAK-OUT AGREEMENT

June 20, 2017

This leak-out agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (a) the Subscription Agreement, dated June 20, 2017, by and among the Company and the certain purchasers signatory thereto (the “Subscription Agreement”), pursuant to which the Holder acquired (i) shares of Common Stock (“Shares”) and (ii) Warrants to purchase Common Stock (collectively, the “Warrants” and together with the Shares, the “Securities”), and (b) the registration statement on Form S-1 (File No. 333-216045), as amended (as so amended, “Registration Statement”). Capitalized terms not defined herein shall have the meaning as set forth in the Subscription Agreement.

The Holder agrees solely with the Company that from the date that the undersigned executes the Subscription Agreement (the “Effective Date”) and ending on and including August 1, 2017 (such period, the “Restricted Period”), neither the Holder, nor any affiliate (as defined in Rule 405 under the Securities Act, an “Affiliate”) of such Holder which (x) had or has knowledge of the transactions contemplated by the Subscription Agreement, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), Shares or Warrant Shares underlying any Warrants purchased pursuant to the Subscription Agreement (the “Warrant Shares”) in an amount more than ___%1 of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (“Leak-Out Percentage”); provided that the foregoing restrictions shall not apply to any sales by the Holder or any of the Holder’s Trading Affiliates at a price equal to or greater than $0.90 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

1 Pro rata portion of 35% among investors executing Leak-Out Agreements, based on aggregate Purchase Price.

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Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Warrant Shares (the “Restricted Securities”) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement, provided that, as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”), provided that the Leak-Out Percentage as to such Assignee and the Leak-Out Percentage of the assignor shall be proportionally adjusted based on the original leak-Out Percentage of the Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Subscription Agreement.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be for the benefit of, or be enforceable by, any other person or entity.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by Section 10 of Annex I to the Subscription Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the Company may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that the Company shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

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Without implication that the contrary would otherwise be true, the Company acknowledges and agrees that this Leak-Out Agreement is a separate agreement that is solely between the Company and the undersigned and not between or among any other person or entity.

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[Signature Page to GBSN Leakout]

Sincerely,

GREAT BASIN SCIENTIFIC, INC.

By:	_____________________
Name:
Title:

Agreed to and Acknowledged:

“HOLDER”

_____________________________

By: ____________________

Name:

Title:

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